EXHIBIT 99.1

Vsource and TEAM America to Create Premiere Global

BPO/ HR Outsourcing Company

Companies Announce Execution of Definitive Merger Agreement

WORTHINGTON, OHIO and SAN DIEGO, CALIFORNIA – June 12, 2003. TEAM America, Inc. (NASDAQ: TMOS), a leading business process outsourcing (BPO) company specializing in Human Resources, and Vsource, Inc. (OTCBB: VSCE), a global leader in providing customized business process outsourcing (BPO) services to Fortune 500 and Global 500 companies, today announced they have executed a definitive merger agreement.

“The new company, which will operate under the name Vsource Corp., will combine the strengths of Vsource and TEAM America to deliver a new level of unparalleled value and service quality to our BPO clients,” said Phil Kelly, Chairman and CEO of Vsource. “We expect the new Vsource to be a Global BPO leader, specializing in both Human Resource Solutions for enterprise level clients and small to medium-sized companies currently serviced by TEAM America across the United States, and Customized BPO Outsourcing Solutions for Fortune 500 and Global 500 companies.”

For the previous fiscal year, TEAM America and Vsource generated combined revenues in excess of $85 million. The combined company will deliver services to clients in the United States, Asia-Pacific and Europe. Following completion of the merger, Phil Kelly will serve as Chairman and CEO of the new Vsource. S. Cash Nickerson, current Chairman and CEO of TEAM America, will serve as Vice Chairman of the combined company concurrently with Dennis M Smith, Vsource’s Vice Chairman and Chief Financial Officer, who will hold the same positions after the merger.

S. Cash Nickerson, Chairman and CEO of TEAM America, commented, “For over sixteen years, TEAM America has provided small to medium-sized clients with benefits and human resource solutions generally only available to Fortune 500 companies. This merger will propel our clients to the next level, utilizing the capabilities of Vsource’s Fortune 500 and Global 500 service levels, world-class operating skills and the introduction of advanced human capital management (HCM) solutions, including state-of-the-art web-based services, allowing our customers to access payroll and human resource reports through a complete range of self-service tools via the Internet. We are clearly excited about the opportunities this merger presents as the combined international company will be on the leading edge of the BPO and human resource outsourcing markets.”

“We are enthused about the merger with TEAM America,” added Mr. Kelly. “It enables the new Vsource to leverage our customized solutions, global reach, operational efficiencies and deep domain knowledge to provide breakthrough levels of service and efficiencies to TEAM America’s client base, while helping us build significant scale required to deliver world-class BPO services.”

Mr. Nickerson stated further, “This is clearly a defining event for both companies as the value of this merger lies not only in what it is today but in what it will be in the future. The new Vsource brings significant benefits to our clients and to our shareholders, and when combined with the restructuring of our debt, which is a part of this transaction, substantially improves our balance sheet and prospects for rapid growth in our HCM services, as well as the addition of new enterprise level BPO services globally.”

Under the terms of the merger agreement, which was unanimously approved by the Boards of Directors of both companies, stockholders of Vsource will receive newly issued shares of TEAM America common stock based on the following exchange ratios: 3.10 TEAM America shares for each share of Vsource common stock, 1.172 TEAM America shares for each share of Vsource Series 1-A convertible preferred stock, 1.398 TEAM America shares for each share of Vsource Series 2-A convertible preferred stock, and 3,100 TEAM America shares for each share of Vsource Series 4-A convertible preferred stock. Based on these exchange ratios, Vsource stockholders will own approximately 80% and TEAM America stockholders approximately 20% of the merged company. However, the merger agreement provides that these exchange ratios may be increased by up to 24% based on the outcome of a review of certain due diligence matters, which could change the post-closing ownership of the merged company to up to 83% held by Vsource stockholders and down to 17% held by TEAM America stockholders. Based on the closing price of TEAM America’s common stock on June 10, 2003, the market capitalization of the combined company will be approximately $82 million. In addition, TEAM America and Vsource intend to file a listing application for the merged company’s stock on the Nasdaq SmallCap Market. The transaction is expected to be tax-free to shareowners of both companies for U.S. federal income tax purposes. Shareholders representing over 70% of TEAM America’s common shares and more than 80% of Vsource common shares, on a fully converted basis, have agreed to vote their shares in favor of the merger. Various shareholders of Vsource and TEAM America have also entered into an agreement among themselves pursuant to which they have agreed to vote together on certain matters after the merger is completed.

In conjunction with the execution of the merger agreement, term sheets have been executed with TEAM America’s banks to restructure $9.0 million in principal amount of TEAM America’s outstanding debt. The term sheets provide that upon closing of the merger, the monthly principal repayment amount with respect to $4.1 million of such debt will be reduced, the final maturity date of such debt will be extended to a date that is 48 months after the merger’s closing, certain fees will be payable at maturity and the interest rate will be reduced to prime plus 1%. Such debt will become senior to all other debt of TEAM America and will be secured by cash collateral of $1 million and a lien on all of the company’s real and personal property, and letters of credit issued by the banks in the amount of $508,000 will be separately secured with additional cash collateral equal to the amount of the letters of credit. The term sheets also provide that Vsource or a third party must purchase the remaining $4.9 million in principal amount of TEAM America’s bank debt, and all of the shares of Team common stock, Class A Shares and warrants to acquire shares of Team common stock held by an affiliate of one of the banks, for an aggregate purchase price of $1.6 million. Vsource has provided a non-refundable deposit in connection with the debt purchase, which will be applied to the payment of the purchase price. The restructuring and debt purchase, which is subject to completion of definitive documentation with the lenders, is a condition of closing of the merger.

In addition, TEAM America has executed a Memorandum of Understanding (the “MOU”) with Stonehenge Opportunity Fund, LLC, the holder of its $1.5 million bridge note, and the other holders of its Series 2000 9.75% Cumulative Convertible Redeemable Class A Preferred Shares (the “Class A Shares”). Pursuant to the MOU, the bridge note will be exchanged for a new subordinated note of equal amount but with an extended maturity date of June 30, 2006 and a reduced interest rate equal to 1.5% over the rate paid by TEAM America under its restructured bank debt. In addition under the MOU, all of TEAM America’s outstanding Class A Shares, and warrants to acquire 1,777,777 shares of TEAM America common stock, will be exchanged for subordinated notes with an aggregate principal amount of $2.5 million and 5,634,512 shares of TEAM America common stock. These subordinated notes, which will have the same terms as the subordinated note being issued in exchange for the bridge note, will be subordinated to senior indebtedness such as the merged company’s bank debt and will have customary restrictive covenants including limitations on the borrower’s ability to incur additional indebtedness. Interest will accrue but will not be paid in cash until all of the senior obligations have been paid in full. The completion of the transactions contemplated by the MOU is subject to customary closing conditions, including execution of definitive agreements and the completion of the merger and the bank debt restructuring described above.

The merger is expected to close in the third quarter of 2003. Completion of the transaction is subject to completion of the bank debt restructuring and purchase, completion of the transactions contemplated by the MOU, the parties agreeing on the appropriate adjustment, if any, to the exchange ratios as described above and satisfaction of customary closing conditions, including obtaining TEAM America and Vsource shareholder approval. In connection with the merger, TEAM America is expected to reincorporate in Delaware and, if necessary, effect a reverse stock split in order to meet the Nasdaq SmallCap Market’s minimum bid price for an initial listing.

About Vsource

Vsource, Inc., headquartered in San Diego, Calif., provides business process outsourcing (BPO) services under the Vsource Versatile Solutions™ trade name, to Fortune 500 and Global 500 organizations across the Asia-Pacific region, Europe and the US. Vsource Versatile Solutions include Human Resource Solutions, Warranty Solutions, Sales Solutions, and Vsource Foundation Solutions™, which include Financial Services, Customer Relationship Management (CRM) and Supply Chain Management (SCM). Vsource operates shared customer service centers (Vsource Customer Centers) in Malaysia and Japan, and has offices in the United States, Hong Kong, Singapore, and Australia. Vsource clients include ABN AMRO, Agilent Technologies, EMC, Gateway, Haworth, Network Appliance and other Fortune 500 and Global 500 companies.

For more information, visit the Vsource Web site: http://www.vsource.com.

About TEAM America

TEAM America, Inc., headquartered in Columbus, Ohio, provides comprehensive and integrated human resource management services to small and medium sized businesses in the PEO segment of the Human Capital Management industry. TEAM America ranks in the top ten companies providing PEO services in the country. These services allow clients to outsource their human resource responsibilities to TEAM America, who offers a broad range of “back office” services, including human resource administration, regulatory compliance management, employee benefits administration, risk management services, employer liability protection, payroll and payroll tax administration and placement services. For more information regarding TEAM America, visit www.teamamerica.com.

Forward Looking Statements: Some of the statements in this release and other oral and written statements made by us from time to time to the public constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, without limitation, statements with respect to expected date of closing of the merger; future financial and operating results; timing and benefits of the merger; including growth opportunities expected or anticipated to be realized by management as a result of the merger. Factors that could cause or contribute to such differences include, but are not limited to, risk that Vsource’s and TEAM America’s businesses will not be integrated successfully; integration and other costs related to the merger; failure of Vsource’s and TEAM America’s stockholders to approve the merger, and the inability to obtain or meet other closing conditions, including completion of the debt restructuring. Other factors that may affect these statements and other risks associated with Vsource and TEAM America are identified in Vsource’s and TEAM America’s previous filings with the Securities and Exchange Commission. Vsource and TEAM America disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.